Calculation of Filing Fee Tables
S-4
Fossil Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	9.500% First-Out First Lien Secured Senior Notes due 2029 pursuant to Exchange Offer and as the Consent Premium	457(o)	60,127,395		$ 60,127,395.00	0.0001531	$ 9,205.50
Fees to be Paid	2	Debt	Guarantee of the 9.500% First-Out First Lien Secured Senior Notes due 2029	Other				0.0001531	$ 0.00
Fees to be Paid	3	Debt	7.500% Second-Out Second Lien Secured Senior Notes due 2029 pursuant to Exchange Offer and as the Consent Premium	457(o)	60,127,395		$ 60,127,395.00	0.0001531	$ 9,205.50
Fees to be Paid	4	Debt	Guarantee of the 9.500% Second-Out Second Lien Secured Senior Notes due 2029	Other				0.0001531	$ 0.00
Fees to be Paid	5	Equity	Initial Public Warrants to purchase (i) Common Stock or (ii) Pre-Funded Warrants to purchase Common Stock	Other	1,194,584		$ 4,491,635.84	0.0001531	$ 687.67
Fees to be Paid	6	Equity	Underlying Pre-Funded Warrants per the exercise of Initial Public Warrants	Other	1,194,584		$ 0.00	0.0001531	$ 0.00
Fees to be Paid	7	Equity	Underlying shares of Common Stock, par value $0.01 per share per the exercise of Initial Public Warrants and Pre-Funded Public Warrants	Other	1,194,584		$ 0.00	0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 124,746,425.84		$ 19,098.67
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 19,098.67
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The amount of registration fee is calculated pursuant to Rule 457(f) and Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes (i) $59,729,200 aggregate principal amount of 9.500% First-Out First Lien Secured Senior Notes due 2029 to be issued in exchange for tendered 7.00% Senior Notes due 2026, and (ii) up to $398,195 aggregate principal amount of 9.500% First-Out First Lien Secured Senior Notes due 2029 to be issued as the Consent Premium. The proposed maximum aggregate offering price is the product obtained by multiplying the amount of securities to be received of 60,127,395, which is the sum of the amount of securities to be issued in exchange for tendered 7.00% Senior Notes due 2026 and the amount of securities to be issued as the Consent Premium, by $1.00, which is the face value of each of the 9.500% First-Out First Lien Secured Senior Notes due 2029.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	60,127,395	$ 1.00	$ 60,127,395.00			$ 60,127,395.00

[2]	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for the Guarantee of the 9.500% First-Out First Lien Secured Senior Notes due 2029.

[3]	Rule 457(f) Fee Calculation Details

The amount of registration fee is calculated pursuant to Rule 457(f) and Rule 457(o) under the Securities Act. Includes (i) $59,729,200 aggregate principal amount of 7.500% Second-Out Second Lien Secured Senior Notes due 2029 to be issued in exchange for tendered 7.00% Senior Notes due 2026, and (ii) up to $398,195 aggregate principal amount of 7.500% Second-Out Second Lien Secured Senior Notes due 2029 to be issued as the Consent Premium. The proposed maximum aggregate offering price is the product obtained by multiplying the amount of securities to be received of 60,127,395, which is the sum of the amount of securities to be issued in exchange for tendered 7.00% Senior Notes due 2026 and the amount of securities to be issued as the Consent Premium, by $1.00, which is the face value of each of the 9.500% First-Out First Lien Secured Senior Notes due 2029.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	60,127,395	$ 1.00	$ 60,127,395.00			$ 60,127,395.00

[4]	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for the Guarantee of the 7.500% Second-Out Second Lien Secured Senior Notes due 2029.

[5]	Rule 457(f) Fee Calculation Details

The amount of registration fee is calculated pursuant to Rules 457(f)(1) and 457(i) under the Securities Act, based on the sum of (i) $3.26, which is the average of the high and low prices of the registrant's Common Stock on September 5, 2025 on the Nasdaq, and (ii) $0.50, which is the exercise price of the Initial Public Warrants.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	1,194,584	$ 3.76	$ 4,491,635.84			$ 4,491,635.84

[6]	No registration fee is required pursuant to Rule 457(i) under the Securities Act.

[7]	No registration fee is required pursuant to Rule 457(i) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A